UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2020

FS KKR Capital Corp. II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)
201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FSKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2020, Juniata River LLC, or Juniata River, a wholly-owned special-purpose financing subsidiary of FS KKR Capital Corp. II, or the Company, entered into that certain Second Amended and Restated Loan and Security Agreement, or the Second Amendment and Restatement, to its revolving credit facility with JPMorgan Chase Bank, National Association, or JPMorgan, as administrative agent, each of the lenders from time to time party thereto, and Wells Fargo Bank, National Association, or Wells Fargo, as collateral agent, collateral administrator, and securities intermediary, to, among other things, (i) increase the maximum committed facility amount from $850,000,000 to $1,250,000,000, comprised of a $400,000,000 tranche, or Tranche A, with an interest rate equal to three-month LIBOR (subject to a 0% floor) plus 2.50% per annum and a maturity date of July 15, 2022, and an $850,000,000 tranche, or Tranche B, with an interest rate equal to three-month LIBOR(subject to a 0% floor) plus 2.75% per annum and a maturity date of April 11, 2023, (ii) extend the reinvestment period to January 11, 2022, (iii) provide Juniata River the option to elect to increase the Tranche B commitments by up to an additional $650,000,000, subject to certain conditions, and (iv) require the repayment of any outstanding Tranche B loans in excess of $550,000,000 at the end of the reinvestment period.

In connection with the Second Amendment and Restatement, on September 11, 2020, Jefferson Square Funding LLC, or Jefferson Square, a wholly-owned special-purpose financing subsidiary of the Company, repaid in full and terminated its revolving credit facility with JPMorgan, as administrative agent, each of the lenders from time to time party thereto, and Wells Fargo, as collateral agent and collateral administrator. On September 11, 2020, Jefferson Square merged with and into Juniata River, with Juniata River as the surviving entity.

The foregoing description of the Second Amendment and Restatement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Second Amendment and Restatement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Loan and Security Agreement, by and among Juniata River LLC, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, as collateral agent, collateral administrator and securities intermediary, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp. II

Date:	September 17, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amended and Restated Loan and Security Agreement, by and among Juniata River LLC, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, as collateral agent, collateral administrator and securities intermediary, and the lenders party thereto.